Exhibit 99.4

*LETTER TO CLIENTS FOR TENDER OF COCA-COLA HELLENIC SHARES*

OFFER TO EXCHANGE

each outstanding ordinary share

of

COCA-COLA HELLENIC BOTTLING COMPANY S.A.

for

one ordinary share or one American depositary share

of

COCA-COLA HBC AG

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS FOR TENDERS OF COCA-COLA HELLENIC SHARES WILL EXPIRE AT 7:00 A.M., NEW YORK CITY TIME (2:00 P.M., ATHENS TIME), ON                              , 2013 (AS SUCH TIME AND DATE MAY BE EXTENDED, THE “EXPIRATION DATE”), UNLESS THE EXCHANGE OFFER IS EXTENDED.

The Information Agent for the U.S. Offer is:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

Banks and Brokers Call Collect:

1 (212) 269-5550

Call Toll-Free: 1 (800) 859-8511

To Our Clients:

Enclosed for your consideration is the Offer to Exchange/Prospectus, dated                          , 2013 (the “U.S. Offer Prospectus”), and the related Declaration of Acceptance in connection with the exchange offer (the “U.S. Offer”) by Coca-Cola HBC AG, a stock corporation (Aktiengesellschaft/société anonyme) organized under the laws of Switzerland (“Coca-Cola HBC”), to exchange each outstanding ordinary share (a “Coca-Cola Hellenic Share”) of Coca-Cola Hellenic Bottling Company S.A., a corporation incorporated under the laws of the Hellenic Republic (“Coca-Cola Hellenic”) for one ordinary share of Coca-Cola HBC (a “Coca-Cola HBC Share”) or one American depositary share (a “Coca-Cola HBC ADS”), each Coca-Cola HBC ADS representing one Coca-Cola HBC Share, upon the terms and subject to the conditions set forth in the enclosed U.S. Offer Prospectus and the related declaration of acceptance.

We hold Coca-Cola Hellenic Shares for your account.  A tender of such Coca-Cola Hellenic Shares can be made only by us pursuant to your instructions.  Accordingly, we request instruction as to whether you wish us to tender on your behalf any or all Coca-Cola Hellenic Shares held for your account pursuant to the terms and conditions of the U.S. Offer.  A form of Instructions with Respect to the Offer to Exchange is enclosed.

Please note the following:

1.                                      The exchange offer and withdrawal rights for tenders of Coca-Cola Hellenic Shares will expire at 7:00 a.m., New York city time (2:00 p.m., Athens time), on                           , 2013 (as such time and date may be extended, the “Expiration Date”), unless the exchange offer is extended.   If you wish to tender your Coca-Cola Hellenic Shares in the U.S. Offer, please instruct us sufficiently in advance of the Expiration Date.

2.                                      Coca-Cola HBC has appointed National Bank of Greece, S.A., as Share Exchange Agent, D.F. King & Co., Inc., as Information Agent, and Credit Suisse Securities (USA) LLC, as Dealer Manager, for the U.S. Offer.  Any questions you may have with respect to the ways in which Coca-Cola Hellenic Shares may be tendered in the U.S. Offer to the Share Exchange Agent should be directed to the Information Agent at 1 (212) 269-5550.

3.                                      The U.S. Offer is being made to all holders of outstanding Coca-Cola Hellenic Shares located in the United States. You will receive, at your election, one Coca-Cola HBC Share or one Coca-Cola HBC ADS for each Coca-Cola Hellenic Share validly tendered into, and not withdrawn from, the U.S. Offer.

4.                                      If you elect to receive Coca-Cola HBC Shares, you will receive these shares in book-entry form through the Greek dematerialized securities system (“DSS”).

5.                                      If you would like to deposit Coca-Cola Hellenic Shares in the Coca-Cola Hellenic ADS program, receive Coca-Cola Hellenic ADSs representing the deposited Coca-Cola Hellenic Shares and tender those Coca-Cola Hellenic ADSs into the U.S. Offer through the ADS exchange agent, you must contact us to deposit the Coca-Cola Hellenic Shares in the Coca-Cola Hellenic ADS program, pay any applicable fees, taxes and other governmental charges (including any issuance fee to the Coca-Cola Hellenic depositary of up to $5.00 per 100 Coca-Cola Hellenic ADSs issued) and tender the Coca-Cola Hellenic ADSs representing the deposited Coca-Cola Hellenic ADSs by following the procedures described in the U.S. Offer Prospectus. There are potential disadvantages to depositing Coca-Cola Hellenic Shares into the Coca-Cola Hellenic ADS program and tendering the resulting Coca-Cola Hellenic ADSs in the U.S. Offer, which are described under the section heading “The Exchange Offer—Procedure for Tendering—Holders of Coca-Cola Hellenic Shares” in the U.S. Offer Prospectus.

6.                                      The Exchange Offer is conditioned upon satisfaction or waiver of the conditions set forth in the U.S. Offer Prospectus under the caption “The Offer—Conditions to the Exchange Offer”, including the condition that Coca-Cola Hellenic Shares (including Coca-Cola Hellenic Shares represented by Coca-Cola Hellenic ADSs) corresponding to at least 90 percent of the total issued Coca-Cola Hellenic Shares (calculated including Coca-Cola Hellenic Shares held in treasury by Coca-Cola Hellenic) shall have been lawfully and validly tendered in the Exchange Offer and not withdrawn as at the end of the acceptance period of the Exchange Offer.

If you wish to have us tender any or all of the Coca-Cola Hellenic Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth herein.  If you authorize the tender of your Coca-Cola Hellenic Shares, all such Coca-Cola Hellenic Shares held in your account will be tendered unless otherwise specified below.  An envelope to return your instructions to us is enclosed.  Your instructions should be forwarded to us in ample time to permit us to tender your Coca-Cola Hellenic Shares on your behalf prior to 7:00 a.m., New York City time (2:00 p.m., Athens time), on                       , 2013.

INSTRUCTIONS WITH RESPECT TO

THE OFFER TO EXCHANGE

each outstanding Ordinary Share

of

COCA-COLA HELLENIC BOTTLING COMPANY S.A.

for

one Ordinary Share or one American Depositary Share

of

COCA-COLA HBC AG

The undersigned acknowledge(s) receipt of (a) your letter, (b) the Offer to Exchange/Prospectus, dated                   , 2013 (the “U.S. Offer Prospectus”) and (c) the related declaration of acceptance, in connection with the offer by Coca Cola HBC AG, a stock corporation (Aktiengesellschaft/société anonyme) organized under the laws of Switzerland (“Coca-Cola HBC”), to exchange one ordinary share (a “Coca Cola Hellenic Share”) of Coca Cola Hellenic Bottling Company S.A., a corporation incorporated under the laws of the Hellenic Republic (“Coca Cola Hellenic”), for one ordinary share of Coca-Cola HBC (a “Coca-Cola HBC Share”) or one American Depositary Share (a “Coca Cola HBC ADS”), representing one ordinary share of Coca-Cola HBC, upon the terms and subject to the conditions set forth in the U.S. Offer Prospectus and the related declaration of acceptance.

The undersigned hereby instructs you to tender to Coca-Cola HBC the number of Coca-Cola Hellenic Shares indicated on the reverse side of these Instructions (or if no number is indicated below, all Coca-Cola Hellenic Shares held on behalf of the undersigned) which you hold for the account of the undersigned and to make the election indicated on the reverse side of these Instructions, upon the terms and subject to the conditions set forth in the U.S. Offer Prospectus and the related declaration of acceptance.

Total Number of Coca-Cola Hellenic Shares to be Tendered*:

Consideration Share Election (please tick one box):

Coca-Cola HBC ADSs

Coca-Cola HBC Shares in DSS

If no election is made, you will receive Coca-Cola HBC Shares in DSS.

Date:

SIGN HERE

Signature(s):

Print Name(s):

Print Address(es):

Area Code and Telephone Number(s):

Taxpayer Identification or Social Security Number(s):

*                                         Unless otherwise indicated, it will be assumed that all of your Coca-Cola Hellenic Shares held by us for your account are to be tendered.